Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of March 15, 2019 by and between ApplianceSmart, Inc., a Minnesota corporation (with tax identification # 45-2794102) (“Borrower”), and Crossroads Financing, LLC, a Connecticut limited liability company (“Lender”).

RECITALS

A.       Borrower has requested that Lender provide financial accommodations to Borrower as more fully set forth herein and in the Loan Documents.

B.       The Obligations (as defined below) will be guaranteed by Guarantors (as defined below).

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Parties (as defined below) hereby agree as follows:

AGREEMENT

1.	Certain Definitions and Index to Definitions.

1.1       Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP consistently applied.

1.2       Definitions. All other terms contained in this Agreement that are not specifically defined herein shall have the meanings provided in the UCC to the extent the same are used herein. All references herein to the singular or plural shall also mean the plural or the singular, respectively. As used herein, the following terms shall have the following meanings:

1.2.1       “Acceptable Forum”- see Section 31.1 hereof.

1.2.2       “Additional Depository Account” – see Section 3.4.5.

1.2.3       “Additional Loan Fee”- see Section 3.6.66 hereof.

1.2.4       “Assurances”- see Section 4.2 hereof.

1.2.5 “Advances” - see Section 2.1.1 hereof.

1.2.6       “Agreement” - this Loan and Security Agreement, together with all exhibits and schedules hereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

1.2.7       “Allowable Amount” - the lesser of (i) the Borrowing Base less the Availability Reserves and (ii) the Maximum Amount.

1.2.8       “Availability Reserves” - as of any date of determination, such amounts as Lender may from time to time reasonably establish and revise in the exercise of its Permitted Discretion reducing the amount of Advances which would otherwise be available to Borrowers hereunder:

(a)       To reflect events, conditions, contingencies or risks which, as determined by Lender, which may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrowers or any Obligor, or (iii) the security interest and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof);

(b)       In the amount of any Third Party Claim, until such time as Lender has determined in good faith that the Third Party Claim is unlikely to be asserted;

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(c)       To reflect Lender's belief that any collateral report or financial information furnished by or on behalf of Borrowers or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or

(d)       In respect of any state of facts that Lender determined constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default

1.2.9       “Average Unused Portion of the Maximum Amount” - the Maximum Amount less: (a) the average Advances outstanding during the immediately preceding month; and (b) the Availability Reserves.

1.2.10       “Avoidance Claim” - any claim that any payment received by Lender from or for the account of Borrowers or on account of any Collateral is avoidable under the United States Bankruptcy Code or any other state or federal debtor relief statute.

1.2.11       “Borrower” - see Preamble hereof.

1.2.12       “Borrowing Base” – the lower of the following, when applied to Eligible Inventory plus Eligible In-Transit Inventory, by Category:

(a)       Up to 75% of Inventory Cost; or

(b)       Up to 85% of Net Orderly Liquidation Value.

1.2.13       “Borrowing Base Certificate” - a request for an Advance, in a form attached as Exhibit 1.2.13 hereto or in such a form otherwise acceptable to Lender in the exercise of its Permitted Discretion, which form may be electronic or hard copy.

1.2.14       “Business Day” - any day which is not a Saturday, Sunday, or other day on which national banks are authorized or required to be closed in the Chosen State.

1.2.15       “Cash Collateral Holdback Account” - A non-interest bearing account on the books of the Lender representing the amount of Credit Card Proceeds and other deposits received by Lender, maintained by Lender to ensure Borrowers’ compliance with the terms hereof and held by the Lender as cash collateral securing the Obligations.

1.2.16       “Cash Collateral Retention Amount” – Thirty-seven percent (37%) of Borrower’s total cash, cash, check, debit card, and credit card sales during the period since Borrower’s last submission of a Borrowing Base Certificate. The Cash Collateral Retention Amount may be changed by Lender in the exercise of its Permitted Discretion. Absent an Event of Default, Lender shall use its best efforts to provide 5 calendar days’ notice prior to a change in the Cash Collateral Retention Amount.

1.2.17       “Category” – The Inventory categories as defined by Lender on the Borrowing Base Certificate, including Finished Goods, In-Transit Inventory and Ineligible Inventory, Work in Process, and any new Inventory category added by Lender following a third-party appraisal.

1.2.18       “Change in Law” - Any change in federal, state, local, or foreign applicable statutes, rules, regulations, and orders occurs that would reasonably be expected to prevent the sale or other transfer of Borrower’s Inventory within a majority of the states of the United States in which Borrower operates.

1.2.19       “Chosen State” – State of New York.

1.2.20       “Clearance Days” – Two Business Days for wire and ACH receipts and Five Business Days for check receipts.

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1.2.21       “Clearance Day Payments” - payments received by Lender, in whatever form and from whatever source, in reduction of the Obligations.

1.2.22       “Collateral” – All of Borrower’s present and future Assets, Accounts, Chattel Paper, Goods (including Inventory and Equipment), Instruments, Investment Property, Documents, and General Intangibles, Letter of Credit Rights, Commercial Tort Claims, Deposit Accounts, and the proceeds thereof.

1.2.23       “Collateral Oversight Fee” - 0% per month of the Loan Account balance to compensate Lender for the cost of monitoring the Collateral.

1.2.24       “Complete Termination” - Complete Termination occurs upon satisfaction of the following conditions:

(a)       Payment in full of all Obligations;

(b)       If Lender has issued or caused to be issued guarantees, commitments to third parties or letters of credit on behalf of Borrower, acknowledgement from any beneficiaries thereof that Lender or any other issuer has no outstanding direct or contingent liability therein; and

(c)       Borrowers has executed and delivered to Lender a general release in the form of Exhibit 1.2.24 (c) attached hereto.

1.2.25       “Contractual Termination Date” - The end of the Initial Term or any Renewal Term, as the case may be.

1.2.26       “Credit Accommodation” - any Advance or other extension of credit by Lender to or on behalf of Borrower hereunder.

1.2.27       “Credit Card Proceeds” - all proceeds of Collateral including but not limited to credit card payments, debit card payments, ACH transfers, wire transfers, cash, or checks.

1.2.28        “Credit Card Sales Percentage” - Initially 100% and thereafter as determined by Lender from time to time, in its sole reasonable discretion.

1.2.29       “Credit Card Sales Percentage Amount” – As of any date of determination, the product of the Credit Card Sales Percentage and the total amount due Borrower by Merchant Processor as of such date.

1.2.30       “Default Interest Rate Spread” – 1.0% per month.

1.2.31       “Default Rate”- the interest rate otherwise applicable hereunder increased by the Default Interest Rate Spread.

1.2.32       “Default Waiver Fee” - $1,000.00

1.2.33       “Depository Account” - see Section 3.4.4 hereof

1.2.34       “Early Termination Date” - the date on which an Early Termination Event occurs.

1.2.35       “Early Termination Event” - the occurrence of any of the following:

(a)       The effective date of termination of this Agreement by Borrower that is not a Contractual Termination Date;

(b)       Borrower becomes a debtor in a case filed under the United States Bankruptcy Code or any similar state proceeding;

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(c)       Borrower repays or is required to repay the Obligations in full (whether by acceleration or otherwise) prior to the next Contractual Termination Date.

1.2.36        “Early Termination Fee” - In the event of an Early Termination Event, Borrower shall pay Lender (a) if this Agreement is terminated prior to the first annual anniversary of the date hereof, an fee in an amount equal to three percent (3%) of the Maximum Amount and (b) if this Agreement is terminated on or after the first annual anniversary of the date hereof, a fee in an amount equal to two percent (2%) of the Maximum Amount. The Early Termination Fee shall be in addition to any other fees due to Lender hereunder.

1.2.37       “Eligible In-Transit Inventory” – as of any date of determination thereof, without duplication, In-Transit Inventory of Borrower’s that:

(a)       is subject to Lender’s first priority, perfected security interest;

(b)       for which the purchase order is in the name of Borrower and title has passed to Borrower;

(c)       which, if imported by Borrower from outside of the United States, has been delivered to a carrier in a foreign port or foreign airport for receipt by Borrower in the United States or which has been delivered to a carrier in the United States for receipt by Borrower in the United States within 5 Business Days of the date of release by U.S. Customs, but which has not yet been received by Borrower;

(d)       which has been in transit for 60 days or less from the date of shipment of such Inventory;

(e)       which is insured in accordance with the provisions of this Agreement, including inland marine insurance (which includes cargo insurance) and

(f)       which is otherwise acceptable to Lender in the exercise of its Permitted Discretion;

Provided, however, that the Lender may, in its sole discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Lender determines that such Inventory is subject to any Person’s right or claim which is (or is capable of being) senior to, or pari passu with, the lien of the Lender (such as, without limitation, a right of stoppage in transit) or may otherwise adversely impact the ability of the Lender to realize upon such Inventory.

1.2.38       “Eligible Inventory” – Inventory (including (i) raw material used or consumed by Borrower in the ordinary course of business in the manufacture or production of other Inventory (ii) Work in Process and (iii) Finished Goods) of Borrower which is:

(a)       subject to Lender’s first priority, perfected security interest;

(b)       in Borrowers’ possession and control and situated at a location in compliance with this Agreement;

(c)       valued at the lower of cost or market, and

(d)       otherwise acceptable to Lender in the exercise of its Permitted Discretion.

1.2.39       “Event of Default” - see Section 12 hereof.

1.2.40       [Intentionally left blank.]

1.2.41       [Intentionally left blank.]

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1.2.42       “Finished Goods” – Inventory that is ready for shipment to Borrowers’ customers.

1.2.43       “GAAP” - means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that may be amended from time to time and are applicable to the circumstances as of the date of determination.

1.2.44        “Guarantors” - all individuals and entities now or hereafter guaranteeing the Obligations, including ApplianceSmart Contracting Inc., a Nevada corporation (“Contracting”), Jianne Demeroutis, Virland Johnson, Mark Szafranowski, and Mark Zimmerman.

1.2.45       “In-Transit Inventory” – Inventory owned by Borrower that is in transit to Borrowers or an agent or contractor of or for Borrowers.

1.2.46       “Ineligible Inventory” – Inventory of Borrowers that is not Eligible Inventory or Eligible In-Transit Inventory.

1.2.47       “Initial Term” - March ___, 2021.

1.2.48       “Interest Rate” - a per annum rate equal to the greater of (i) the three-month LIBOR rate plus 2.19% or (ii) 5.0%.

1.2.49       “Inventory Cost” - As determined by Lender in the exercise of its Permitted Discretion, the lesser of (a) cost of Eligible Inventory or Eligible In-Transit Inventory, as applicable, computed in accordance with GAAP or (b) the market value of Eligible Inventory or Eligible In-Transit Inventory, as applicable, as established by a third-party valuation firm reasonably acceptable to Lender.

1.2.43.1 [Intentionally left blank.]

1.2.50       “Late Fee”- means 5.0% of the amount of any payment of principal, fees, interest or any other amount due hereunder.

1.2.51       “LIBOR” - means, at any time, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal as the three-month London Interbank Offered Rate for United States dollar deposits (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in the exercise by Lender of its Permitted Discretion, then such rate as reported by any publicly available recognized source of similar market data reasonably selected by Lender that, in Lender’s reasonable judgment, accurately reflects such London Interbank Offered Rate). LIBOR may not be the lowest or best rate at which Lender calculates interest or extends credit. LIBOR for each calendar month shall be adjusted (if necessary) on the first day of such calendar month and shall be equal to LIBOR in effect as of the close of business on the last Business Day of the immediately preceding calendar month. Notwithstanding anything to the contrary herein, if at any time Lender determines (which determination shall be conclusive absent demonstrable error) that LIBOR is no longer available from such source(s) as Lender may designate from time to time for purposes of determining LIBOR and such circumstances are unlikely to be temporary, or the supervisor for the administrator of such rate or any governmental authority having jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then Lender and Borrower shall endeavor in good faith to establish an alternate benchmark rate of interest to LIBOR that gives due consideration to the then prevailing market convention, if any, for determining a rate of interest for asset-based loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest, the timing of the effectiveness of the use of such alternate rate and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

1.2.52       “Loan Account” - that portion of the Obligations which accrue interest hereunder, including the sum of the unpaid balances of:

(a)       Advances;

(b)       other payments made by Lender arising hereunder for which Borrowers is liable to Lender; and

(c)       unpaid fees, interest or expenses due hereunder.

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1.2.53       “Loan Documents” - this Agreement, together with any documents, instruments and agreements, executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2.54       “Loan Fee” - The Loan Fee Percent multiplied by the Maximum Amount at the time this fee is earned.

1.2.55       “Loan Fee Percent”- 2.0% annually.

1.2.56       “Material Adverse Change” means the existence or occurrence of any of the following (i) any event or condition that impairs, or is likely to impair, the prospect of payment or performance by Obligors of any of the Obligations, or any Obligor of its obligations under the Loan Documents, or (ii) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (iii) a material impairment of the ability of any Obligor to perform its obligations under the Loan Documents or of Lender’s ability to realize upon any of the Collateral, (iv) a material impairment of the enforceability or priority of Lender’s Liens with respect to any of the Collateral, (v) any claim against any Obligor or threat of material litigation which if determined adversely to such Obligor, would result in the occurrence of any of the above events; (vi) any Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to run its business; or (vii) any material portion of Collateral or other property of an Obligor is taken or impaired through condemnation.

1.2.57       “Maturity Fee” - means 5.0% of the amount of Obligations which remain unpaid and outstanding after the Termination Date.

1.2.58       “Maximum Amount” - $4,000,000.00.

1.2.59       “Merchant Processor” - an entity reasonably acceptable to Lender, that agrees, pursuant to a Merchant Processing Agreement or otherwise, to process the credit card, debit cards, or other sales of Borrowers and direct the Credit Card Sales Percentage to Lender pursuant to a tri-party agreement reasonably acceptable to Lender.

1.2.60       “Merchant Processing Agreement” - The agreement between Merchant Processor and Borrower pursuant to which Merchant Processor agrees to process all electronic payments including credit and debit cards and agrees to remit such amounts to Lender in accordance with the terms thereof and hereof, together with all other instruments, documents, and agreements executed in connection therewith.

1.2.61 “Minimum Advance” - $10,000.00

1.2.62       “Minimum Monthly Fee” -$57,100

1.2.63       “Net Orderly Liquidation Value” - The value of Eligible Inventory or Eligible In-Transit Inventory, as applicable, as determined by a mutually agreed upon third party appraiser, which could be obtained upon liquidation under distress conditions.

1.2.64       “Obligor” - the Borrower or any Guarantor.

1.2.65       “Obligations” - all present and future obligations owing by Borrower to Lender whether arising hereunder or any of the other Loan Documents and whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a Debtor.

1.2.66       “Over Advance Fee” - a fee of 0.25% of the amount by which the Obligations exceed the Allowable Amount for each day that the Obligations exceed the Allowable Amount, with a minimum Over Advance Fee of $25.00 per day.

1.2.67       “Parties” - Borrower and Lender.

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1.2.68       “Prime Rate” – for any day, the highest rate of interest quoted in the immediately preceding calendar month by The Wall Street Journal as the “Prime Rate” in the United States of America or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors of the Federal Reserve System of the United States of America in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender in its sole discretion) or any similar release by the Board of Governors (as determined by Lender in its sole discretion).

1.2.69       “Renewal Term” - one year.

1.2.70       “Service Fee” – 1.0% per month of the Loan Account balance.

1.2.71       “Store Closures” – the closure (or expected closure) of all of the Borrower’s stores in the State of Ohio.

1.2.72       “Subordinating Creditor” - any creditor of the Borrower which has executed a Subordination Agreement.

1.2.73       “Subordination Agreement” - a subordination agreement in form and substance reasaonbly acceptable to Lender whereby a Subordinating Creditor subordinates, in favor of Lender, obligations owed to it by Borrowers.

1.2.74       “Termination Date” - the earlier of (i) the Contractual Termination Date, or (ii) the date on which Lender elects to terminate this Agreement pursuant to the terms hereof, or (iii) the Early Termination Date.

1.2.75       “Third Party Claim” - claims asserted against Lender by any person or entity relating in any way to this Agreement, the Loan Documents or the transactions contemplated hereby or thereby.

1.2.76       “UCC” - The Uniform Commercial Code in effect in the Chosen State at the date on which a determination thereunder is to be made.

1.2.77       “Unused Line Fee” – one percent per annum of the Average Unused Portion of the Maximum Amount.

1.2.78       “Work In Process” – Borrowers’ partially finished Inventory.

1.2.79        “Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

2.       Credit Facilities.

2.1       Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Termination Date:

2.1.1       Lender, may, from time to time in its sole discretion, make advances (“Advances”) to Borrower at Borrower’s request, so long as, before and after such Advance, the Obligations do not exceed the Allowable Amount. The fact that the Borrower is bound to various covenants herein, the breach of which may allow Lender to accelerate the due date of Borrower's Obligations hereunder, shall not be construed to constitute a commitment by Lender to make any Advances hereunder, all of which are in the sole discretion of Lender.

2.1.2       Lender may, in its discretion, from time to time, upon not less than five days prior notice to Borrowers, reduce the amount available under the Borrowing Base to the extent that Lender determines that the number of days of the turnover of the Inventory for any period has adversely changed in any material respect, or the nature and quality of the Inventory has deteriorated in any material respect.

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2.2       General Provisions.

2.2.1       Borrowing Base Certificate. Each request from Borrowers for a Credit Accommodation, but no less than once per week, shall be accompanied by a Borrowing Base Certificate, completed and signed by Borrowers. Such Borrowing Base Certificate may be in either electronic or hard copy form as Lender may elect in its discretion. The Borrowing Base Certificate shall at all times be a bona fide and accurate representation of the Collateral and Advances and comply with the representations and warranties herein.

2.2.2       Crediting Borrowers’ Account. All Credit Accommodations by Lender may be made by deposits or transfers to any demand deposit account of Borrowers.

2.2.3       Authorization for Credit Accommodations. Subject to the terms and conditions of this Agreement, Lender is authorized to make Credit Accommodations:

(a)       upon telephonic, facsimile, electronic or other instructions received from any one of, or any one purporting to be, Jianne Demeroutis, Virland Johnson, Mark Szafranowski, Mark Zimmerman; or

(b)       At the sole discretion of Lender, and upon five (5) Business Days prior written notice and notwithstanding any other provision in this Agreement, if necessary to meet any Obligations, including but not limited to any interest not paid when due.

3.       Payments by Borrowers.

3.1       In General

3.1.1       Place of Payments. All payments hereunder shall be made by Borrowers to Lender at Lender’s address set forth herein or at such other place as Lender may designate in writing.

3.1.2       ACH Debits. In order to satisfy any of the Obligations, Lender is hereby authorized by Borrowers to initiate electronic debit entries through the ACH or other electronic payment system to any account maintained by Borrowers.

3.1.3       Borrowers irrevocably waives the right to direct the application of any and all payments received at any time by Lender from or on behalf of Borrowers and specifically waives any right to designate application of payments. However, Borrowers irrevocably agrees that Lender shall have the exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrowers in Lender's sole discretion and to revise such application prospectively or retroactively in Lender's sole discretion.

3.2       Demand Obligation. Notwithstanding anything to the contrary contained herein, and notwithstanding that this Agreement contains covenants, conditions and Events of Default, Borrower shall pay to Lender, on demand, the Loan Account balance.

3.3       Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate permitted by applicable law (“Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the loans hereunder or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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3.4       Merchant Processing Agreement; Depository Bank Account; Cash Collateral Holdback Account.

3.4.1       During the term of this Agreement, Borrowers shall maintain a processing relationship for all its credit card and debit card sales with Merchant Processor. The Borrower shall not change or add a new Merchant Processor without the prior written consent of Lender and such Merchant Processor shall be subject to the Merchant Processing Agreement.

3.4.2       Borrowers and Merchant Processor have entered into the Merchant Processing Agreement, pursuant to which Merchant Processor will process the Borrowers’ electronic cash receipts including but not limited to credit card receipts and debit card receipts, and Borrower shall be at all times in full compliance with the terms of the Merchant Processor Agreement. Borrower shall promptly notify Lender in writing of a material default, or of any written notice received by Borrower of any default, under the Merchant Processor Agreement.

3.4.3       In the event of a change of the Credit Card Sales Percentage by Lender, and provided that Lender has notified Borrower in writing at least five (5) Business Days prior to the change described in this Section 3.4.3, Borrower authorizes Lender to instruct Merchant Processor to change the Credit Card Sales Percentage and/or upon Lender’s approval in writing, Borrowers will instruct Merchant Processor to change the Credit Card Sales Percentage.

3.4.4       The Merchant Processor Agreement shall provide that the Credit Card Sales Percentage Amount to be transferred daily into a bank account in the name of the Lender as specified by the Lender (“Depository Account”). Borrower shall not change remittance instructions to the Merchant Processor without the prior written consent of Lender and shall not in any way interfere with the notification or remittance instructions provided by Lender to Merchant Processor.

3.4.5       Any payments received by Borrower as proceeds of any Collateral including cash and American Express payments shall be promptly (and in any event within 1 business day of receipt be) deposited into the Depository Account or accounts as may be designated by Lender in writing (collectively, the “Additional Depository Accounts”). Borrower acknowledges the Depository Account, or Additional Depository Accounts are the property of Lender, and Borrowers shall make no claim to, or in any way interfere with, the Depository Account or Additional Depository Accounts.

3.4.6       Any amounts that are received by Lender in the Depository Account or Additional Depository Accounts prior to 12:00 p.m. Eastern Time, and provided Borrower is not in Default of this Agreement, may be remitted by Lender by ACH or wire transfer to Borrower after deducting the Cash Collateral Retention Amount, less any other amounts that may be otherwise due Lender pursuant to this Agreement.

3.4.7       All amounts retained by the Lender pursuant to Section 3.4.6 shall be applied to the Cash Collateral Holdback Account.

3.4.8       Upon receipt of a Borrowing Base Certificate from Borrowers, amounts in the Cash Collateral Holdback Account may be applied by the Lender to the Obligations of Borrower so that the Loan Account balance does not exceed the Allowable Amount. Provided no Event of Default has occurred, Lender may pay to Borrowers up to the remaining balance of the Cash Collateral Holdback Account from time to time, or, in the event of the occurrence of an Event of Default, retain an amount as determined by the Lender in its sole discretion, as a cash reserve. All payments to be made to Borrowers under this Section may made by deposits or transfers to any demand deposit account of Borrowers at Borrower’s expense. Borrower understands and agrees that no interest is payable to the Borrower on the funds in the Cash Collateral Holdback Account.

3.4.9       Lender shall be entitled to retain the Cash Collateral Holdback Account until Complete Termination.

3.4.10       Borrower shall provide Lender with a daily sales report showing all of its cash receipts, together with such back up documentation as Lender may reasonably request. Borrowers shall also provide Lender with a reconciliation of cash receipts to its sales and Inventory reports.

3.4.11       Lender is authorized to debit the Loan Account for interest, fees and other charges due Lender hereunder as and when due.

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3.5       Interest.

3.5.1       Subject to subsection 3.5.2 below, interest on the Loan Account balance shall be payable monthly, in arrears, shall be computed at the Interest Rate computed on the basis of a 360 day year, and shall be due and payable on the first business day of each month following the prior calendar month.

3.5.2       Default Interest. Immediately upon the occurrence of an Event of Default, the interest rates otherwise applicable pursuant hereto shall be increased to the Default Rate.

3.6       Fees.

3.6.1        Field Exam Fee. Borrowers shall immediately pay to Lender, Lender’s reasonable and documented out-of-pocket expenses incurred in connection with each field examination Lender performs or causes to be performed hereunder.

3.6.2       Collateral Oversight Fee. Borrowers shall pay the Servicing Fee to Lender monthly, prorated for partial months, in arrears, on the first day of each month following the accrual thereof.

3.6.3       Default Waiver Fee. Borrowers shall pay the Default Waiver Fee to Lender, immediately upon the waiver by Lender of any Event of Default hereunder, so long as the waiver was done at the Borrowers’ request.

3.6.4       Early Termination Fee. Borrower shall pay to Lender the Early Termination Fee immediately upon the occurrence of an Early Termination Event. In addition, in the event that payment of the Obligations shall be accelerated for any reason whatsoever by Lender, the Early Termination Fee in effect as of the date of such acceleration shall be charged to Borrower on such date and such Early Termination Fee shall also be added to the outstanding balance of the Obligations in determining the payoff amount or the debt for the purposes of any judgment of foreclosure of any loan documents given to secure the Obligations.

3.6.5       Loan Fee. On the date hereof and upon each annual anniversary of the date hereof until Complete Termination has occurred, Borrower shall pay to Lender the Loan Fee. Each such loan Fee shall be fully earned when due in accordance with the preceding sentence and shall be nonrefundable. All Loan Fees otherwise payable for the Initial Term shall be accelerated and immediately due and payable upon the occurrence of an Event of Default or upon termination of this Agreement by Borrower.

3.6.6       Additional Loan Fee. Immediately upon any increase in the Maximum Amount, Borrowers shall pay to Lender a fee computed as the product of the Loan Fee Percent and the amount of the increase in the Maximum Amount.

3.6.7       Service Fee. Borrower shall pay the Service Fee to Lender monthly, prorated for partial months, in arrears, on the first day of each month following the accrual thereof.

3.6.8       Minimum Monthly Fee. Borrowers shall pay to Lender any amount by which the sum of the interest and Servicing Fee earned in any month (prorated for partial months) is less than the Minimum Monthly Fee, on the first day of the following month.

3.6.9       Attorneys’ Fees. Borrowers shall pay to Lender all reasonable attorneys’ fees and costs incurred in preparation of this Agreement and related documents. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder.

3.6.10       Standard Fees. Borrowers shall pay to Lender wire fees, and any other out of pocket direct expenses paid or incurred by Lender to preserve Collateral, including but not limited to search fees, legal fees, and appraisals. Lender shall have the right to charge all or any of such fees upon 10 days’ written notice to Borrower.

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3.6.11       Late Fee. Borrowers shall pay to Lender the Late Fee for each payment of principal, fees or interest or any other amount due hereunder which is not paid within five days of its due date (or any check that does not clear within such five day period), to cover the extra expense involved in handling delinquent payments, provided, however, that collection of the Late Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other Loan Document. The Borrowers and Lender hereby agree that the Late Fee is a fair and reasonable charge for the late payment and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other Loan Documents that secure the loan described herein.

3.6.12       Maturity Fee. Borrowers shall pay to Lender the Maturity Fee on the first day of each month in the event that any Obligations remain outstanding after the Termination Date, to cover the extra expense involved in handling a matured loan, provided, however, that collection of the Maturity Fee shall not be deemed a waiver by Lender of any of its other rights under this Agreement or any other Loan Document. The Borrower and Lender hereby agree that the Maturity Fee is a fair and reasonable charge for the failure to repay the Obligations on the Termination Date and shall not be deemed a penalty. Additionally, Lender may exercise any and all other rights and remedies Lender has as outlined herein or in the other Loan Documents that secure the loan described herein. The Maturity Fee shall be in addition to all other fees due to the Lender.

3.6.13       Over Advance Fee. Borrowers shall pay to Lender the Over Advance Fee for each day that the Obligations exceed the Allowable Amount.

3.6.14       [Reserved.]

3.6.15        Application of Collections. Lender shall, for the purpose of the computation of interest and the Servicing Fee due hereunder, add the Clearance Days to any Clearance Day Payments, which is acknowledged by the Parties to constitute an integral aspect of the pricing of Lender's facility to Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by Borrowers or Lender. Should any check or item of payment not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly.

3.6.16       Unused Line Fee. Borrower shall pay the Unused Line Fee to Lender on the first day of each month during the term of this Agreement.

4.       Indemnification Protection.

4.1       Notwithstanding payment in full of the Obligations and termination of this Agreement, in the event that a Third Party Claim has been asserted or threatened against Lender, Lender may retain its security interest or any funds of Borrowers in the amount of the Third Party Claim, until such time as the Third Party Claim is withdrawn or satisfied, unless Lender receives Assurances (as defined below) regarding its exposure to the Third Party Claim.

4.2       For the purposes hereof, “Assurances” shall mean additional collateral, a guaranty, an indemnity or a letter of credit from an entity so that Lender reasonably believes in good faith that the likelihood of loss resulting from the Third Party Claim is remote.

5.       Grant of Security Interest.

5.1       To secure the performance of the Obligations, Borrowers grants to the Lender a security interest in the Collateral, and all proceeds and products thereof.

6.       Authorization to File Financing Statements.

6.1       The Borrowers irrevocably authorizes the Lender to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that:

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6.1.1       Indicate the Collateral as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

6.1.2       Contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization, and any organization identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral to be as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;

6.1.3       Contain a notification that the Borrowers have granted a negative pledge to the Lender, and that any subsequent lien holder may be tortiously interfering with Lender’s rights;

6.1.4       Advises third parties that any notification of Borrower’s Account Debtors will interfere with Lender’s collection rights.

6.2       The Borrowers agrees to furnish any of the foregoing information to the Lender promptly upon written request;

6.2.1       The Borrowers ratifies its authorization for the Lender to have filed any like initial financing statements or amendments thereto if filed prior to the date hereof; and

6.2.2       The Lender may add any supplemental language to any such financing statement as Lender may determine to be necessary or helpful in acquiring or preserving rights against third parties.

7.       Representations and Warranties by Borrower.

7.1       There are no actions or proceedings pending by or against Borrower or its officers and Guarantors before any court or administrative or regulatory agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, officer or any Guarantor of the Obligations, except (a) for ongoing collection matters in which Borrower is the plaintiff or (b) to the extent the same do not constitute and would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Change.

7.2       All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present Borrower’s financial condition as of the date thereof and Borrower’s results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower since the date of the latest financial statements submitted to Lender on or before the date hereof.

7.3       Borrower agrees to maintain accurate books and records and its records pertaining to the Collateral in accordance with GAAP.

7.4       Borrower certifies that, to the best of Borrower’s knowledge, Borrower has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Borrower hereby acknowledges that Lender seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Borrower hereby represents, warrants and agrees that: (i) none of the cash or property that Borrower will pay or will contribute to Lender has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Borrower to Lender, to the extent that they are within Borrower’s control shall cause Lender to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Borrower shall promptly notify Lender if any of these representations ceases to be true and accurate. Borrower shall provide Lender any additional information regarding Borrower that Lender deem necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Borrower understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Lender may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Lender’ investment in Borrower. Borrower further understands that Lender may release confidential information about Borrower and, if applicable, any underlying beneficial owners, to proper authorities if Lender, in its sole discretion, determines that it is in the best interests of Lender in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

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7.5       Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota and is qualified to do business as a foreign entity in each jurisdiction in which the failure of the Borrower to be so qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s organizational identification number assigned by the above state is 4383092-3. Borrower’s taxpayer identification number for Federal Income Tax purposes is 45-2794102. The undersigned signatory on behalf of Borrower represents that he or she has full power and authority to execute this Agreement and bind Borrower hereto.

7.6       The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents does not constitute a violation of any law, regulation, judgment, order, material contract, charter, by-laws, or other material instrument to which Borrower is a party or is otherwise bound or subject.

7.7       Other than with respect to and in connection with the Store Closures, Borrower is not in default under any loan agreement, mortgage, lease, trust deed, or similar agreement relating to the borrowing of money in excess of $50,000 and to which Borrower is a party or is otherwise bound

7.8       Other than with respect to and in connection with the Store Closures, Borrower and Guarantor(s) are neither party to any lawsuit, administrative proceedings, arbitration proceeding, or other adversarial proceeding, nor are they involved in any way in any pending or, to their knowledge, threatened investigations or proceedings which, individually or in the aggregate, could reasonably be expected to result in liabilities of any Obligor in excess of $50,000 or a Material Adverse Change.

7.9       [Intentionally left blank]

7.10       Borrower has entered into the Merchant Processing Agreement, a copy of which has been provided to Lender. The Merchant Processing Agreement is in full force and effect and (a) no material default exists, (b) no other default exists for which Borrower has received written notice from the Merchant Processor and (c) to Borrower’s knowledge, no material default is threatened with respect thereto. All payments due to Borrower under the Merchant Processing Agreement have been duly and validly assigned by Borrower to Lender.

7.11       All information (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) All information, whether financial or otherwise, provided to Lender by Borrower shall be true, accurate and correct in all material respects on the date as of which such information is dated or certified.

7.12       Borrower has not transferred, pledged or granted a security interest in its assets, or any of them except for a security interest granted to Appliance Recycling Centers of America, Inc., a Nevada corporation (“ARCA”), to the extent such security interest is subordinated to the security interest of Lender pursuant to the subordination and intercreditor agreement executed and delivered in connection with this Agreement.

7.13       Borrower shall notify Lender immediately upon becoming aware of any issue that materially affects, or that could reasonably be expected to materially affect, the value or condition of any Inventory.

7.14       Borrower’s Inventory is:

7.14.1       owned by the Borrower free and clear of all encumbrances other than security interests or liens subject to a subordination or intercreditor agreement, acceptable to Lender, executed by the holder(s) thereof;

7.14.2       except with respect to In-Transit Inventory, at all times at a location under the control of the Borrower and such location(s) are listed in Exhibit 7.14.2 attached hereto;

7.14.3       reported to Lender at the lower of cost or market value including reserves for obsolescence or slow moving Inventory as would otherwise be required under GAAP;

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7.14.4       in salable condition as is and ready for shipment; and

7.14.5       not subject to any license agreement except as disclosed to Lender in writing.

8.       Authorization to Lender.

8.1       Lender may notify Borrower’s customers that the underlying Account has been assigned to Lender and that payment thereof is to be made to the order of Lender and sent directly to Lender. Such notification may be in the form that is annexed hereto as Exhibit 1.

8.2       Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an account debtor “in full payment” of its obligation to Borrower. Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrowers’ claims, under §3-311 of the UCC, or otherwise.

9.       Power of Attorney.

9.1       Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrowers’ sole expense, to exercise at any time in Lender’s discretion all or any of the following powers:

9.1.1       Receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;

9.1.2       At any time upon or after the occurrence of an Event of Default, change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the designated address;

9.1.3       To the extent received by Lender in the ordinary course administration of the Loan Documents, open all mail addressed to Borrower, or to Borrower’s trade name at Lender’s address, or any other designated address;

9.1.4       At any time upon or after the occurrence of an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits, or proceedings deemed by Lender necessary or desirable to effect collection of other realization upon the Collateral;

9.1.5       At any time upon or after the occurrence of an Event of Default, create a “doing business as” entity (a “d/b/a”) with a name similar to Borrower and open any deposit accounts under such name;

9.1.6       [Reserved];

9.1.7       At any time upon or after the occurrence of an Event of Default, change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower:

9.1.8       At any time upon or after the occurrence of an Event of Default, endorse and take any action with respect to bills of lading covering any Inventory;

9.1.9       At any time upon or after the occurrence of an Event of Default, prepare and deliver invoices to Borrower’s customers, in the name of Lender or Borrower;

9.1.10       At any time upon or after the occurrence of an Event of Default, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower; and

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9.1.11       In the event Borrower shall fail to pay the same within five days of demand therefor, and at any time upon or after the occurrence of an Event of Default, pay any sums necessary to discharge any lien or encumbrance which is senior to Lender’s security interest in the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Default Rate until paid in full.

9.2       No Consequential Damages. No claim may be made by any Obligor against Lender for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document or any related act, omission, or event, and Borrower agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor. In no event shall Lender have any liability to Borrower for lost profits or other special or consequential damages.

10.       Affirmative Covenants.

10.1       Until full payment of the Obligations and Complete Termination of this Agreement, Borrower shall:

10.1.1       At such times as Lender may request and in the manner specified by Lender, Borrower shall deliver to Lender original invoices, agreements, proof of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to any of the Collateral, together with customer statements, schedules describing the Collateral and confirmatory assignments to Lender thereof, in form and substance reasonably satisfactory to Lender, and duly executed by Borrower.

10.1.2       At all times, Borrower shall be obligated to maintain its merchant processing relationship with Merchant Processor at all times during the term this Agreement, process all credit card and debit card sales to the Merchant Processor, except American Express, and remit the proceeds of all Collateral including but not limited to all proceeds from the sale of Inventory pursuant to the written instructions provided by Lender from time to time. Borrower shall at all times be in full compliance with the terms of the Merchant Processing Agreement and Borrower shall immediately advise Lender, in writing, of the assertion of any Third Party Claim to the proceeds due Borrower pursuant to the Merchant Processing Agreement.

10.1.3       Immediately advise Lender, in writing, of the assertion of any Third Party Claim.

10.1.4       Borrower shall furnish to Lender, in form and substance reasonably satisfactory to Lender:

(a)       Weekly, a perpetual Inventory report summarizing all Inventory, including a detailed synopsis and description of the Inventory warehoused by Borrower at the time the report is generated.

(b)       Weekly, a perpetual Inventory report summarizing all Inventory by location (if more than one location is applicable), including a detailed synopsis and description of the Inventory warehoused by Borrower at the time the report is generated.

(c)       [Intentionally left blank.]

(d)       Delivered by email, copies of any reports provided by Borrower to Merchant Processor or Merchant Processor to Borrower under the Merchant Processing Agreement and such other reporting regarding Accounts and/or credit card receipts, as Lender may request from time to time.

(e)       Upon request by Lender, a slow moving Inventory report or Inventory aging.

(f)       Upon request by Lender, Inventory reports by SKU that show prior period quantity and dollar value sales, selling price, and other information as may reasonably be requested by Lender;

(g)       No later than 120 days after the end of each fiscal year of Borrower:

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(i)       A copy of Borrower’s financial statements internally prepared, including but not limited to (a) the management letter, if any, (b) the balance sheet as of the close of the fiscal year, and (c) the income statement for such year, together with a statement of cash flows, prepared by Borrower;

(ii)       Upon request by Lender, a statement certified by the chief financial officer of Borrower that Borrower is in compliance with all the terms, conditions, covenants and warranties of this Agreement;

(iii)       A physical count of all of Borrower’s Inventory taken by Borrower or other third party acceptable to Lender.

(h)       Tax Returns. Copies of Borrower’s:

(i)       Federal payroll tax returns immediately upon request of Lender, together with proof, satisfactory to Lender, that all taxes have been paid; and

(ii)       State sales tax report showing taxes due and paid for each state in which Borrower conducts business, upon request of Lender, in a monthly spreadsheet form that shows all amounts owing by Borrower.

(i)       Copies of the following for each Guarantor:

(i)       [Intentionally left blank.];

(ii)       solely with respect to Contracting, annual financial statements within 120 days of the end of each calendar year;

(j)       As soon as available but not later than 45 days after the end of each fiscal year of Borrower, an annual operating budget (including monthly balance sheet, statement of income and retained earnings, and statement of cash flows), for the following fiscal year, along with a comparison to the prior year;

(k)       No later than 30 days after the close of each month (each, an “Accounting Period”):

(i)       Borrower’s balance sheet as of the close of such Accounting Period and its income statement for such Accounting Period and year to date, in each case setting forth in comparable form, as applicable, the figures for the corresponding Accounting Period for the previous fiscal year, certified by Borrower’s chief financial officer as being complete, correct, and fairly representing its financial condition and results of operations.

(l)       Inventory Reports. On no more than once every three months, a listing of all Borrower's Inventory, based upon a physical count taken by Power Collateral (or such other third party as Lender and Borrower may reasonably agree) at Borrower’s sole cost. In addition, a slow-moving Inventory report or Inventory aging prepared by the Borrower upon request by Lender.

10.1.5       Inspections.

(a)       During normal business hours, permit Lender, without notice to Borrower after the occurrence of an Event of Default and so long as an Event of Default is continuing, and with five Business Days’ prior written notice absent an Event of Default, to periodically:

(b)       Have access to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence and during the continuation of an Event of Default) any of the Collateral,

(c)       To inspect, examine, make copies of and make extracts from, Borrower’s records solely as they relate to this Agreement or the Loan Documents as Lender may reasonably request,

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(d)       To have a third party selected by Lender examine and inspect the Collateral, at the sole cost of Borrower based on prevailing market rates, provided, however, that, absent an Event of Default, Borrower shall not be required to reimburse Lender for more than one such examination and inspection per consecutive twelve months. It is understood and agreed that inspections and appraisals under this 10.1.5(d) are in addition to physical inventory counts under 10.1.4(l) above,

(e)       Without expense to Lender, Lender may, upon and during the continuance of an Event of Default, use any of Borrower’s equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate.

10.1.6       Indemnification. Indemnify and save Lender harmless from any and all liability with respect to any Third Party Claim, including the reasonable costs incurred in the defense thereof.

10.1.7       Enforcement of Judgments. Reimburse Lender for all costs and expenses, including reasonable attorneys' fees, which Lender incurs in enforcing any judgment rendered in connection with this Agreement. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder. This provision is severable from all other provisions hereof and shall survive, and not be deemed merged into, such judgment.

10.1.8       Taxes and Expenses Regarding Borrower’s Assets. Make timely payment when due, including any extension thereof, of all taxes, assessments or contributions required of Borrower.

10.1.9        Change of Address, State of Organization, or Name

(a)       Borrower shall give Lender written notice:

(i)       Prior to forming a new entity either as subsidiary, affiliated through common ownership, or of similar name;

(ii)       Prior to changing any address of the Borrower that is the Executive Office of Borrower or that contains Collateral;

(iii)       Prior to changing its state of organization of the Borrower;

(iv)       Prior to changing the form of business organization or legal status of the Borrower; and

(v)       Upon knowledge that a Guarantor, shareholder, director, member, officer, employee, or relative thereof, of Borrower has formed a new entity to compete with Borrower.

10.1.10        Maintenance of Insurance.

(a)       The Borrower will maintain with financially sound and reputable insurers, insurance reasonably acceptable to Lender with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts, but no case less than the Advances made by Lender, that the Borrower will not be deemed a co-insurer under applicable insurance laws, regulations, and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Lender. In addition, all such insurance shall be payable to the Lender under a lender loss payable endorsement. Without limiting the foregoing, the Borrower will:

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(i)       keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with broad form flood coverage and earthquake coverage and electronic data processing coverage, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property;

(ii)       maintain all such workers' compensation or similar insurance as may be required by law; and

(iii)       maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death, or property damage occurring, on, in or about the properties of the Borrower; business interruption insurance; and product liability insurance.

(b)       Lender may, upon the occurrence and during the continuance of an Event of Default, adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance.

10.1.11        Upon and during the continuance of an Event of Default, Borrower hereby permits Lender at any time to access electronically information concerning any accounts maintained by Borrower with any bank or other financial institution so long as such access is in furtherance of, or to monitor compliance with, the terms of this Agreement, and Borrower shall provide Lender with all necessary access codes, passwords and the like to carry out the provisions hereof.

10.2       Borrower waives any claim it may now have against Lender arising out of any unauthorized filing of any Financing Statement by Lender.

10.3       In the event any payments that are the proceeds of Collateral come into Borrower’s possession, Borrower will hold the same in trust and safekeeping, as the property of Lender, and promptly (and in any event within 1 business day of receipt) turn over such payment to Lender in kind when possible, or by wire transfer.

10.4       Borrower shall ensure that Lender at all times has a list of all Borrower’s deposit accounts.

11.       Negative Covenants. After the date hereof, Borrower will not:

11.1       Negative Pledge. Grant or permit to exist any liens upon the Collateral, except in favor of Lender or as expressly permitted hereunder.

11.2       Mergers, etc. Enter into any acquisition or sale, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock or membership interests, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any entity.

11.3       Transfer of Assets. Enter into any transaction not in the ordinary and usual course of Borrowers’ business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties, assets (other than sales of Inventory to buyers in the ordinary course of business, as defined in the UCC; provided, however, that a sale of Inventory shall not be considered a sale to a buyer in the ordinary course of business in the event that the Borrower is indebted to the buyer).

11.4       Suspension of Business. Suspend or go out of a substantial portion of its business.

11.5       Debt. Incur debt or contingent obligations, other than debt incurred hereunder, or guaranty the debt of any other entity or individual.

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11.6       No Dividends or Distributions. Borrowers will not make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its common stock, membership or partnership interests, of any class, whether now or hereafter outstanding without prior written consent of Lender. Absent an Event of Default, Borrower may, upon prior written consent from Lender, make distributions to its shareholders or members in the ordinary and usual course of Borrower’s business to satisfy such shareholder’s or member’s tax liability on income of Borrower which is allocated to such shareholder or member.

11.7       Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction (either individually or in the aggregate) with any affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity or individual.

11.8       Leased Locations or Warehouses. The Borrower will not store or locate any Inventory or other Collateral in any leased premises or third party warehouse unless the landlord or warehouseman, as the case may be, of such leased premises or warehouse, as the case may be, enter into a Landlord Waiver or Warehouseman’s Waiver, as the case may be, in favor of and in form reasonably acceptable to Lender, or Lender has established a cash reserve of not less than three months’ gross rent for such location.

11.9       Sales Below Cost. The Borrower shall not sell Inventory to any customer below the Borrower’s cost outside the normal course of dealing without the prior written consent of Lender.

11.10       Deposit Accounts. Borrower will not maintain any deposit accounts, other than deposit accounts existing as of the date hereof and disclosed to Lender in writing, without the prior consent of Lender.

12.       Events of Default. Each of the following events or conditions shall constitute an “Event of Default”:

12.1       Borrower defaults in the performance of any payment obligation due hereunder or under the Loan Documents, or under any representation or warranty hereunder or under the Loan Documents;

12.2       Borrower defaults under the Merchant Processing Agreement, the Merchant Processing Agreement is terminated, or the Borrower enters into any credit card processing agreement with any party other than the Merchant Processor without Lender’s prior written consent.

12.3       Any entity shall have or acquire right in the Collateral which are superior to Lender’s rights, other than as a result of Lender’s intentional acts or to the extent subject an intercreditor or similar agreement acceptable to Lender;

12.4       Borrower changes the payment instructions under the Merchant Processor Agreement without Lender’s prior written consent;

12.5       Borrower fails to notify Lender of the change of Merchant Processor prior to changing Merchant Processor company(s);

12.6        Borrower fails to cure the breach of any Obligation, other than a breach or default covered by another Section of this Section 12, within ten days after knowledge thereof by Borrower or written notice thereof to Borrower except that such ten day period shall not apply to (i) any breach of Section 10.14 of this Agreement, (ii) any breach of Section 11 of this Agreement, (iii) any intentional breach or any breach which cannot be cured within such ten day period or at all or (iv) the breach of any provision which has been the subject of a prior breach two (2) or more times during the term of this Agreement;

12.7       any breach or default by an Obligor under any document, instrument or agreement to which it is a party or by which such Obligor or any of its properties are bound, if the maturity of or any payment with respect to any indebtedness of any Obligor may be accelerated or demanded due to such breach or default.

12.8       The Obligations at any time exceed the Allowable Amount, and such default is not cured within 2 days after its occurrence becomes known to the first of Borrower or Lender;

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12.9       An order for relief is entered against any Obligor by any United States Bankruptcy Court; or any Obligor does not generally pay its debts as they become due (within the meaning of 11 U.S.C. 303(h) as at any time amended, or any successor statute thereto); or any Obligor makes an assignment for the benefit of creditors; or any Obligor applies for or consents to the appointment of a custodian, receiver, trustee, or similar officer for it or for all or any substantial part of its assets, or such custodian, receiver, trustee, or similar officer is appointed without the application or consent of any Obligor; or any Obligor institutes (by petition, application, answer, consent, or otherwise) any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application, or otherwise) against any Obligor; or any judgment, writ, warrant of attachment, execution, or similar process shall be issued or levied against a substantial portion of the property of any Obligor;

12.10       An adverse change occurs with respect to the financial condition of Borrower which results in a material impairment of the prospect of repayment of the Obligations;

12.11       If any Change in Law occurs which results in a material impairment of the prospect of repayment of the Obligations;

12.12       A sale, hypothecation or other disposition is made of twenty percent or more of the beneficial interest in any class of voting stock of Borrower;

12.13       Any Guarantor defaults in the performance of its obligations to Lender or shall notify Lender of its intention to rescind, modify, terminate or revoke its guaranty other than in accordance with the terms of such guaranty or it shall cease to be in full force and effect for any reason whatsoever other than in accordance with the terms of such guaranty;

12.14       A default in the payment when due, including any extension thereof, of any Federal, State, or local government tax including payroll taxes and sales taxes;

12.15       Borrower fails to remit to Lender any payments that are the proceeds of Collateral that come into Borrower’s possession, in kind or by wire transfer in accordance with the terms of this Agreement.

12.19 [Intentionally left blank.]

13.       Remedies.

13.1       Upon the occurrence of any Event of Default all Obligations shall accrue interest at the Default Rate and Lender may:

(a)       declare this Agreement terminated;

(b)       without notice or demand, stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

(c)       declare all Obligations to be immediately due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

(d)       take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral; and

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(e)       change the address for delivery of Borrower’s mail to Lender and to receive and open mail addressed to Borrower;

(f)       execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

(g)       Engage a consulting, turnaround or similar firm to conduct an operational assessment of Borrower. Borrower shall (a) bear all fees, costs and other expenses associated with such services and (b) cooperate with such firm in carrying out such services.

13.2       BORROWER WAIVES ANY REQUIREMENT THAT LENDER INFORM BORROWERS BY AFFIRMATIVE ACT OR OTHERWISE OF ANY ACCELERATION OF BORROWERS' OBLIGATIONS HEREUNDER. FURTHER, LENDER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY “DEFAULT” OR “PAST DUE” RATE SHALL NOT BE DEEMED A WAIVER BY LENDER OF ITS CLAIM THERETO.

14.       Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender:

14.1       to not incur expenses to prepare Collateral for disposition or otherwise to complete raw material or Work in Process into Finished Goods or other finished products for disposition;

14.2       to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

14.3       to fail to exercise collection remedies against any persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral;

14.4       to exercise collection remedies against any persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

14.5       to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

14.6       to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature;

14.7       to dispose of Collateral by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

14.8       to dispose of assets in wholesale rather than retail markets;

14.9       to disclaim all disposition warranties; or

14.10       to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral.

14.11       Borrower acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained herein shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

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15.       [Reserved.]

16.       Proceeds and Expenses of Dispositions.

16.1       Borrower shall pay to the Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving, defending priority or enforcing the Lender's rights under or in respect of any of the Obligations or any of the Collateral. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligation or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine, notwithstanding contrary instructions received by Lender from the Borrower or any other third party.

17.       Liquidation Success Premium.

17.1       If Borrower shall substantially cease operating as a going concern, and the proceeds of Collateral created after the occurrence of an Event of Default (“Default”) are in excess of the Obligations at the time of Default, Borrower shall pay to Lender a liquidation success premium of 10.0% of the amount of such excess.

18.       Fees and Expenses. Borrower agrees to reimburse Lender on demand for:

18.1       The actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender has incurred or may incur in:

18.1.1       negotiating, administering and preparing this Agreement and any documents prepared in connection herewith;

18.1.2       any way arising out of or in connection with this Agreement, including based on tort, and whether or not arising out of a dispute which does not involve Lender;

18.1.3       Protecting, preserving or enforcing any lien, security interest or other right granted by Borrowers to Lender or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims;

18.2       The actual costs, including travel, and reasonable attorneys' fees and expenses incurred in complying with any subpoena or other legal process attendant to any litigation in which Borrower is a party; or

18.3       The actual amount of all costs and expenses, including reasonable attorneys' fees, which Lender may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Borrower, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Borrowers’ plan thereunder.

18.4       In the event that Lender finds it necessary to retain counsel in connection with a claim relating to the interpretation, defense, or enforcement of this Agreement or the other Loan Documents, then Lender the prevailing party shall recover its reasonable attorney’s fees and expenses from Borrowers, irrespective of the outcome of the dispute.

19.       Termination.

19.1       This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until the end of the Initial Term.

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19.2       This Agreement shall be automatically extended for successive Renewal Terms unless (i) Borrower has given Lender at least forty-five (45) days’ and no more than ninety days prior written notice before the end of the Contractual Termination Date or (ii) Lender has given Borrower at least thirty days’ prior written notice of their intention to terminate this Agreement.

19.3       Upon the Termination Date, the unpaid balance of the Obligations shall be due and payable without demand or notice.

20.       Revocation of Borrowers’ Right to Sell Inventory Free and Clear of Lender's Security Interest.

20.1       Lender may, upon the occurrence of an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender's security interest therein.

21.       No Lien Termination without Release

21.1       In recognition of the Lender's right to attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Lender shall not be required to record any terminations or satisfactions of any of Lender's liens on the Collateral unless and until Complete Termination has occurred. Borrower understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

22.       Account Stated.

22.1       Lender shall render to Borrower a statement setting forth the transactions arising hereunder either electronically or by mail. Each statement shall be considered correct and binding upon Borrower, absent manifest error, as an account stated, except to the extent that Lender receives, within thirty days of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

23.       Retention of Records.

23.1       Lender shall retain any documents, schedules, invoices or other papers delivered by Borrower for a period of three years after Complete Termination (or such longer or other period as required by Lender’s generally applicable internal document retention policies in effect from time to time), after which time Lender may destroy such records without notice to or consent from Borrower.

24.       Notices to Third Parties.

24.1       Lender shall have the right at any time to give any Guarantor or Subordinating Creditor notice of any fact or event relating to this Agreement, as Lender may deem necessary or desirable in Lender's sole discretion, including, without limitation, Borrower’s financial condition. Borrower shall provide to each Guarantor and Subordinating Creditor a copy of each notice, statement or report required to be given to Lender hereunder.

25.       Information to Participants.

25.1       Lender may furnish any financial or other information concerning Borrower, or any of its subsidiaries, heretofore or hereafter provided by Borrower to Lender, pursuant to this Agreement or the Loan Documents, to any prospective or actual purchaser of any participation or other interest in any loans made by Lender to Borrower (whether under this Agreement or otherwise), to regulators, accountants, and other representatives of Lender or to any prospective purchaser of any securities issued or to be issued by Lender.

26.       Entire Agreement.

26.1       No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

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27.       Notice.

27.1       All notices shall be effective upon: (a) the sending of an email to one of the email addresses below or (b) delivery to a recognized overnight delivery service of a properly addressed notice, delivery prepaid, with instructions to make delivery on the next business day. For purposes hereof, the addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof. All notices to Lender shall be deemed given upon actual receipt by a responsible officer of Lender.

27.2       The addresses of the Parties are as set forth below or as may otherwise be specified from time to time in a writing sent by one Party to the other in accordance with the provisions hereof:

BORROWER
ApplianceSmart, Inc.
Address: 175 Jackson Ave N, Suite 102 Hopkins, MN 55343
Attention: Jianne Demeroutis Email: jdemeroutis@appliancesmart.com
Phone Number: (480) 272-3373

with a copy to: Address: 325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119 Attention: Michael J. Stein Email: mstein@liveventures.com Phone Number: (702) 997-5968

LENDER
Crossroads Financing, LLC
Address:	6001 Broken Sound Parkway NW, Suite 620 Boca Raton, FL 33487
Attention:	Portfolio Department
Phone:	561-988-7098
Fax:	561-994-5558
Email:	Lhaskin@crossroadsfinancial.com

28.       Counterparts.

28.1       This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any Party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

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29.       Amendment and Waiver.

29.1       Only a writing signed by all Parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lender may have, nor shall any waiver by Lender hereunder be deemed a waiver of any default or breach subsequently occurring. Lender’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Lender would otherwise have. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

30.       Governing Law.

30.1       This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

31.       Venue.

31.1       Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof, shall, if Lender so elects, be instituted in any court sitting in the Chosen State, in the city in which Lender’s chief executive office is located, or if none, any court sitting in the Chosen State (“Acceptable Forums”). Borrower agrees that the Acceptable Forums are convenient to it and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Borrower waives any right to oppose any motion or application made by Lender to transfer such proceeding to an Acceptable Forum.

32.       WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE TRANSACTION CONTEMPLATED HEREBY OR ENFORCEMENT OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWERS CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT AND ENTER INTO THE TRANSACTION CONTEMPLATED HEREBY.

33.        ARBITRATION.

Notwithstanding anything to the contrary contained herein, any dispute arising out of or in connection with this Agreement shall, at Lender’s discretion, be settled exclusively and finally by arbitration conducted in the City of New York, New York, under the commercial arbitration rules of the American Arbitration Association (the “AAA”), such arbitration to apply the laws of the State of New York (without giving effect to conflicts of law principles). The arbitration shall be conducted by three neutral arbitrators, each Party selecting one arbitrator within thirty days after the date either Party receives a written demand for arbitration from the other; the two arbitrators shall then agree upon and appoint a third neutral arbitrator within thirty days. Should a Party fail to appoint an arbitrator within the initial thirty day period, the arbitration shall be conducted by the sole arbitrator appointed; should both arbitrators fail to appoint the third arbitrator in the second thirty day period, such arbitrator shall be appointed by the AAA. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this instrument, agreement or document; or (ii) be a waiver by the Lender of the protection afforded to it by 12 U.S.C. sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Lender hereto (a) to exercise self-help remedies such as (but not limited to) setoff, or (b) to foreclose against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver. The Lender may exercise such self-help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this instrument, agreement or document. Neither this exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any Party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

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34.       Service of Process.

34.1       Borrower agrees that Lender may affect service of process upon Borrower by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lender, or at the option of Lender by service upon Borrower’s agent for the service of process.

35.       Assignment.

35.1       Lender may assign its rights and delegate its duties hereunder. Upon such assignment, Borrower shall be deemed to have agreed to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lender.

36.       Time of the Essence

36.1       It is agreed that time is of the essence in all matters herein.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

BORROWERS:	ApplianceSmart, Inc., a Minnesota corporation
By:/s/ Jianne Demeroutis Name: Jianne Demeroutis Title: President

LENDER:	Crossroads Financing, LLC, a Connecticut limited liability company
By:/s/ Lee Haskin Name: Lee Haskin Title: CEO

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EXHIBIT 1.2.24(c)
FORM OF GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively, “Releasor”) hereby forever releases, discharges and acquits Crossroads Financing, LLC, a Connecticut limited liability company (“Releasee”), its parent, directors, members, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in any way connected to or are related to that certain Loan and Security Agreement dated March ___, 2019.

Releasor agrees that the matters released herein are not limited to matters that are known or disclosed.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for, and the preparation of, this release or (b) it has knowingly determined that such advice is not needed.

DATED:	RELEASOR: APPLIANCESMART, INC., a Minnesota corporation
By:____________________________ Name: Title:

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POWER OF ATTORNEY

THIS POWER OF ATTORNEY is dated this ___ day of March, 2019 from ApplianceSmart, Inc., a Minnesota corporation, with an address of 175 Jackson Ave. N, Suite 102, Hopkins, MN 55343 (“Borrower”), in favor of Crossroads Financing, LLC, a Connecticut limited liability company (“Lender”).

Borrower irrevocably appoints Lender, or any person(s) designated by Lender, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all obligations of Borrower to Lender have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Lender’s discretion all or any of the following powers, which may be exercised by the Lender, or any person(s) designated by Lender:

To endorse, receive, take, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to, inter alia, all accounts receivable of the Borrower.

Borrower hereby instructs any bank or any other party receiving a copy of this Power of Attorney to act in accordance with the instructions of Lender regarding the above, without the necessity of contacting the Borrower, and the Borrower does hereby indemnify all third parties receiving and acting on this Power of Attorney for and against any claims or liabilities, including reasonable attorneys' fees, arising out of or relating to your accepting this Power of Attorney and allowing Lender to exercise the powers set forth herein. All such legal fees shall be based upon the usual and customary rates for services actually rendered and not upon any fixed percentage of the outstanding balance hereunder.

This Power of Attorney is in addition to and not in substitution of any power of attorney granted to Lender under its loan documents with Borrower.

ApplianceSmart, Inc.:
By:_______________________ Name: Jianne Demeroutis Title: President

STATE OF ______________________	)
ss:
COUNTY OF ___________________	)

On this the ___ day of _________________, 201_, before me, the undersigned officer, _________________, personally appeared ___________________, who acknowledged himself/herself to be the ________________________ of ___________________________, a __________________ corporation/limited liability company, and that he/she as such _______________, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his/her free act and deed and the free act and deed of the corporation/company by signing the name of the corporation/company by himself/herself as such ______________.

IN WITNESS WHEREOF, I hereunto set my hand.

__________________________________ Notary Public My Commission Expires:

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EXHIBIT 8.1

To the customers of ____________________________:

In order to enhance and further the continued growth and expansion of ______________________ (the “Company”), the Company has entered into a financing agreement with Crossroads Financing, LLC, a Connecticut limited liability company (“Lender”), and the Company has assigned its present and future accounts to Lender.

To the extent that you are now indebted or may in the future become indebted to the Company on an account or a general intangible between you and the Company, payment thereof is to be made payable to Lender and not to the Company or any other entity. Payment in any other way will not discharge this obligation.

The payments should be mailed to Crossroads at the following address:

Crossroads Financing, LLC,

6001 Broken Sound Parkway NW, Suite 620

Boca Raton, FL 33487

This notice may only be revoked in writing signed by an officer of Crossroads Financing, LLC and only after verification by you to Crossroads by email to us at lhaskin@crossroadsfinancial.com.

Your cooperation in this matter is greatly appreciated and we thank you for understanding.

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